UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 15, 2008

Organa Technologies Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

20-0545879
(Commission File Number)	(IRS Employer Identification No.)

2910 Bush Drive. Melbourne, Florida	32935
(Address of Principal Executive Offices)	(Zip Code)

   (321) 421-6652
Registrant’s telephone number, including area code

(Former name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.

ITEM 4.02NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETE INTERIM REVIEW

On May 30, 2008, the Company received a comment letter from the Securities Exchange Commission (“S.E.C.”) in connection with its Form 10/A filed on May 1, 2008. The S.E.C. Comment letter addressed numerous inconsistencies in the Form 10 and previously filed periodic reports. In addition, the S.E.C. staff also highlighted errors in the financial statements and notes thereto. The registrant and its independent accountants are reviewing these comments and the registrant expects that changes will be made to the previously filed financials statements as a result of this review. The registrants previously issued financial statements for the year ended December 31, 2007 and for the periods ended March 31, 2008, should no longer be relied upon because an error in such financial statements as addressed in Accounting Principals Board Opinion No. 20, as may be modified, supplemented or succeeded.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(a)Financial Statements

Not applicable.

(b)Pro Forma Financial Information

Not applicable.

(c)Exhibits:

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANA TECHNOLOGIES GROUP, INC.

/s/ Gina L. Bennett

_______________________
Gina L. Bennett
Chairman and Chief Executive Officer
Date: August 19, 2008